EXHIBIT INDEX

99.1 Company Press Release June 13, 2000, titled "Stewart & Stevenson Announces FMTV A1 Successfully Completes First Article Testing."

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Exhibit 99.1

NEWS FROM:                                             STEWART & STEVENSON
                                                       TACTICAL VEHICLE SYSTEMS
                                                       P.O. BOX 330
                                                       SEALY, TX 77474


STEWART & STEVENSON ANNOUNCES FMTV A1 SUCCESSFULLY COMPLETES FIRST ARTICLE
TESTING

     SEALY, Texas, June 13, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment and a manufacturer of medium tactical vehicles for the U.S. Army, announced that its Tactical Vehicle Systems Division
(TVSD) in Sealy, Texas, has been notified that the Government has completed its First Article Testing on the Model A1 Family of Medium Tactical Vehicles (FMTV).

     "The vehicles subjected to the First Article Testing have satisfactorily passed the testing as contained in the contract and have First Article Approval," the notification from the U.S. Army Tank-automotive and Armaments Command stated.

     The 100,000 mile test program included five vehicles driven 20,000 miles each, of which 80% was off road. Test vehicles demonstrated well over two times the contractual reliability, as measured by mean miles between hardware mission failure and take 25% less time to maintain than required by the contract, based on maintenance man-hours per operating mile utilized.

     With this acceptance the Defense Contract Management Agency (DCMA) at Sealy is authorized to accept vehicles manufactured by TVSD under the current contract, DAAE07-98-C-M005.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Stewart & Stevenson believes that its expectations, as expressed in these statements, are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from our expectations are risk of cancellation, adjustment or termination of the FMTV procurement program; unilateral changes directed by the
U. S. Army in the scope or timing of the program; and future government budgeting. Other risk factors are listed in Stewart & Stevenson Services, Inc. annual report to the Securities and Exchange Commission on Form 10-K for the year ended January 31, 2000, and Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the three months ended April 29, 2000.


Contact:  Paul Justice
          Director of Public Relations
          Tactical Vehicle Systems Division
Phone:    713-867-1774
Fax:      713-867-1518
Email:    p.justice@ssss.com
          HTTP://www.ssss.com